For Further Information:                                EXHIBIT 99.1

Big Dog Holdings, Inc.
121 Gray Avenue
Santa Barbara, California 93101
www.bigdogs.com
---------------
www.walkingco.com
-----------------
CONTACT:
Laura Russell
Investor Information
(805) 963-8727, ext. 1360
laurar@bigdogs.com
------------------

For Immediate Release:
November 2, 2005

      Big Dog Holdings, Inc. Announces Third Quarter 2005 Financial Results

Santa Barbara, California - November 2, 2005... Big Dog Holdings, Inc. (NASDAQ: BDOG; www.bigdogs.com; www.thewalkingcompany.com), a devloper and retailer of branded, lifestyle consumer products, today reported the financial results for the third quarter ended September 30, 2005.

For the quarter ended September 30, 2005, consolidated net sales were $44,909,000 as compared with $42,695,000 in the third quarter 2004. Our consolidated net sales increased 5.2%, primarily due to comparative stores sales increase of 4.1% (comparative store sales decline of 1.6% for Big Dogs and comparative store sales increase of 13.1% for TWC), and the net increase in the number of stores opened for the quarter. The Company had a total of 263 stores opened (176 Big Dog stores and 87 TWC stores) at the end of the period, as compared 261 stores last year (188 Big Dogs stores and 73 TWC stores as of September 30, 2004.) Consolidated gross profit increased to $25,286,000 in the third quarter 2005 as compared with $23,433,000 in the third quarter 2004. The overall increase in consolidated gross profit is the result of increased sales for TWC, as well as increased margin contributions from both Big Dogs and TWC. Big Dogs' gross margin for the period increased to 60.4%, as compared to last year's margin of 58.0%, and the gross margin for the TWC chain increased to 50.9% compared to 49.7% last year.

Consolidated operating expenses in the third quarter 2005 were $22,262,000, or 49.6% of consolidated net sales, compared to $21,174,000 or 49.6% in 2004. Consolidated net income increased to $1,770,000 in 2005 as compared to $1,284,000 for the third quarter 2004. Fully diluted net income per share increased to $.18 per share as compared with $.13 per share last year.

Included in the third quarter, effective August 31, 2005, is the purchase by The Walking Company of Footworks, a seven-store comfort shoe chain that primarily operates in the Las Vegas market. The Company purchased its assets for approximately $10.1 million.

Andrew Feshbach, Chief Executive Officer, stated, "Given the unusual number of hurricanes this quarter, we are very pleased with the results of our 3rd quarter business for both chains. Currently, we are focused on our 4th quarter business and integrating our Footworks acquisition into the Walking Company. Sales in the 4th quarter are trending as experienced earlier this year and we look forward to a good holiday selling season."

Big Dog Holdings, Inc. consists of Big Dogs and The Walking Company. Big Dogs develops, markets and retails a branded, lifestyle collection of unique, high-quality, popular-priced consumer products, including activewear, casual sportswear, accessories and gifts. The BIG DOGS(R) brand image is one of quality, value and fun. The BIG DOGS(R) brand is designed to appeal to people of all ages and demographics, particularly baby boomers and their kids, big and tall customers, and pet owners. In addition to its 176 retail stores, Big Dogs markets its products through its catalog, internet and corporate sales accounts. The Walking Company is a leading independent specialty retailer of high quality, technically designed comfort shoes and accessories that features premium brands such as ECCO, Mephisto, Dansko, Birkenstock and Merrell among many others. These products have particular appeal to one of the largest and most rapidly growing demographics in the nation. The Walking Company operates 88 stores in premium malls across the nation.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995- With the exception of historical information, the matters discussed in this press release are forward looking statements that involve a number of risks and uncertainties. The actual future sales and other results of the Company could differ significantly from those statements. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission.


                                        BIG DOG HOLDINGS, INC. AND SUBSIDIARIES
                                              CONSOLIDATED BALANCE SHEETS
                                                      (Unaudited)


                                                                                    September 30,
                                                              ----------------------------------------------------------
                                                                          2005                           2004
                                                              -----------------------------    -------------------------

                                                        ASSETS
CURRENT ASSETS:
        Cash and cash equivalents                              $        390,000                  $    2,330,000
        Receivables, net                                                529,000                         403,000
        Inventories                                                  58,573,000                      51,791,000
        Prepaid expenses and other current assets                     1,478,000                       1,214,000
        Deferred income taxes                                         1,923,000                       1,287,000
                                                              ---------------------------      -------------------------
                     Total current assets                            62,893,000                      57,025,000
PROPERTY AND EQUIPMENT, Net                                          10,756,000                      10,520,000
INTANGIBLE ASSETS, Net                                                7,811,000                         172,000
DEFERRED INCOME TAXES                                                 1,613,000                       1,292,000
OTHER ASSETS                                                            360,000                         420,000
                                                              ---------------------------      -------------------------
        TOTAL                                                  $     83,433,000                    $ 69,429,000
                                                              ===========================      =========================

                                         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
        Short-term borrowings                                  $    12,191,000                    $  15,628,000
        Current portion of long-term debt                            1,616,000                          272,000
        Accounts payable                                            14,577,000                        7,720,000
        Income taxes payable                                         1,006,000                          452,000
        Accrued expenses and other current liabilities               4,533,000                        4,963,000
                                                              -----------------------------    -------------------------
                     Total current liabilities                      33,923,000                       29,035,000
NOTE PAYABLE                                                         4,736,000                          530,000
CAPITAL LEASE OBLIGATIONS                                               83,000                          298,000
DEFERRED RENT AND LEASE INCENTIVES                                   1,376,000                          953,000
DEFERRED GAIN ON SALE-LEASEBACK                                        208,000                          261,000
                                                              -----------------------------    -------------------------
        Total liabilities                                           40,326,000                        31,077,000
STOCKHOLDERS' EQUITY                                                43,107,000                        38,352,000
                                                              -----------------------------    -------------------------
        TOTAL                                                  $    83,433,000                    $   69,429,000
                                                              =============================    =========================




                              BIG DOG HOLDINGS, INC. AND SUBSIDIARIES
                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (Unaudited)


                                                      Three Months Ended                             Nine Months Ended
                                                        September 30,                                  September 30,
                                        -------------------------------------------    ------------------------------------------
                                                2005                    2004                   2005                   2004
                                        --------------------    -------------------    -------------------    -------------------

NET SALES                                   $  44,909,000           $  42,695,000          $  119,695,000         $   105,619,000
COST OF GOODS SOLD                             19,623,000              19,262,000               53,502,000             47,934,000
                                        --------------------    -------------------    -------------------    -------------------
GROSS PROFIT                                   25,286,000              23,433,000               66,193,000             57,685,000
                                        --------------------    -------------------    -------------------    -------------------
OPERATING EXPENSES:
         Selling, marketing and distribution   20,055,000              19,363,000               57,649,000             52,371,000
         General and administrative             2,207,000               1,811,000                6,236,000              5,544,000
                                        --------------------    -------------------    -------------------    -------------------
              Total operating expenses         22,262,000              21,174,000               63,885,000             57,915,000
                                        --------------------    -------------------    -------------------    -------------------
INCOME (LOSS) FROM OPERATIONS                   3,024,000               2,259,000                2,308,000              (230,000)

OTHER INCOME                                        -                       -                      -                      82,000

INTEREST INCOME                                     1,000                   5,000                   42,000                25,000

INTEREST EXPENSE                                 (170,000)               (192,000)                (618,000)             (619,000)
                                         --------------------    -------------------    -------------------    -------------------
INCOME (LOSS) BEFORE PROVISION                  2,855,000               2,072,000                1,732,000              (742,000)

PROVISION (BENEFIT) FOR INCOME TAXES            1,085,000                 788,000                  658,000              (281,000)
                                         --------------------    -------------------    -------------------    -------------------
NET INCOME (LOSS)                          $    1,770,000          $    1,284,000         $      1,074,000         $    (461,000)
                                         ====================    ===================    ===================    ===================
NET INCOME (LOSS) PER SHARE

         BASIC                             $          0.19          $         0.14         $           0.12         $      (0.05)
                                         ====================    ===================    ===================    ===================
         DILUTED                           $          0.18          $         0.13         $           0.11         $      (0.05)
                                          ====================   ===================    ===================    ===================

WEIGHTED AVERAGE SHARES OUTSTANDING:


         BASIC                                    9,141,000              9,189,000                9,169,000              8,568,000
                                          ====================    ===================    ===================    ===================
         DILUTED                                  9,680,000              9,633,000                9,736,000              8,568,000
                                          ====================    ===================    ===================    ===================